Prospectus Supplement                                    Rule 424(b)(3)
dated January 22, 1998                                 File No. 33-61957

To Prospectus Dated October 8, 1993 and
Prospectus Supplement Dated August 1, 1995

The paragraphs under the heading "Experts" are deleted and replaced with the following:

	The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K, dated December 31, 1996 and for the year then ended have been audited by Ernst & Young LLP, independent auditors and at December 31, 1995 and for each of the two years in the period ended December 31, 1995 by Deloitte & Touche LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.